                                                                  EXHIBIT 10.11

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------







                         MASTER RESTRUCTURING AGREEMENT


                                  BY AND AMONG



                         METROMEDIA FIBER NETWORK, INC.,



                     METROMEDIA FIBER NETWORK SERVICES, INC.



                                       AND



                               BECHTEL CORPORATION



                         -------------------------------

                           DATED AS OF OCTOBER 1, 2001
                         -------------------------------







--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                               PAGE

                                    ARTICLE I

                                   DEFINITIONS

1.1      DEFINITIONS...........................................................................  2
         -----------

                                   ARTICLE II

                              BECHTEL RESTRUCTURING

2.1      RESTRUCTURING......................................................................... 11
         -------------
2.2      CLOSING............................................................................... 11
         -------

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MFNS

3.1      CORPORATE EXISTENCE AND POWER........................................................ 12
         -----------------------------
3.2      AUTHORIZATION........................................................................ 12
         -------------
3.3      GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS..................................... 13
         ------------------------------------------------
3.4      COMPLIANCE WITH LAWS; PERMITS........................................................ 13
         -----------------------------
3.5      LICENSES............................................................................. 14
         --------
3.6      PRIVATE LICENSES..................................................................... 14
         ----------------
3.7      FRANCHISES........................................................................... 15
         ----------
3.8      COMPLIANCE WITH OTHER INSTRUMENTS.................................................... 15
         ---------------------------------
3.9      NO MATERIAL MISSTATEMENTS............................................................ 15
         -------------------------
3.10     PERFECTION AND PRIORITY OF LIENS..................................................... 16
         --------------------------------
3.11     VALID ISSUANCE OF COMMON STOCK....................................................... 16
         ------------------------------
3.12     CAPITALIZATION AND VOTING RIGHTS..................................................... 17
         --------------------------------
3.13     SUBSIDIARIES......................................................................... 18
         ------------
3.14     AGREEMENTS........................................................................... 18
         ----------
3.15     LITIGATION........................................................................... 19
         ----------
3.16     TITLE TO PROPERTY, ASSETS AND LEASES................................................. 19
         ------------------------------------
3.17     ENVIRONMENTAL MATTERS................................................................ 20
         ---------------------
3.18     TAX RETURNS.......................................................................... 20
         -----------
3.19     PENSION PLANS........................................................................ 20
         -------------
3.20     INVESTMENT COMPANY ACT............................................................... 21
         ----------------------
3.21     PUBLIC UTILITY HOLDING COMPANY ACT................................................... 21
         ----------------------------------
3.22     FEDERAL RESERVE REGULATIONS.......................................................... 21
         ---------------------------
3.23     NO DEFAULT........................................................................... 21
         ----------
3.24     INSURANCE............................................................................ 21
         ---------
3.25     SOLVENCY............................................................................. 21
         --------


3.26     PROJECTED FINANCIAL STATEMENTS......................................................... 21
         ------------------------------
3.27     NO MATERIAL ADVERSE CHANGE............................................................. 22
         --------------------------
3.28     SEC DOCUMENTS; FINANCIAL STATEMENTS.................................................... 22
         -----------------------------------
3.29     PRIVATE OFFERING....................................................................... 22
         ----------------
3.30     TERMS OF CERTAIN OTHER DEBT AGREEMENTS................................................. 23
         --------------------------------------
3.31     AMOUNTS OWED UNDER THE MASTER SERVICES AGREEMENT....................................... 23
         ------------------------------------------------
3.32     PURCHASE MONEY INDEBTEDNESS............................................................ 23
         ---------------------------
3.33     OTHER RESTRUCTURING AGREEMENTS......................................................... 23
         ------------------------------
3.34     RESTRICTIONS ON COLLATERAL............................................................. 23
         --------------------------
3.35     WRITTEN CONSENT........................................................................ 24
         ---------------
3.36     BROKERS................................................................................ 24
         -------

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BECHTEL

4.1      PURCHASE FOR OWN ACCOUNT............................................................... 24
         ------------------------
4.2      RESTRICTED SECURITIES.................................................................. 25
         ---------------------
4.3      ACCREDITED INVESTOR.................................................................... 25
         -------------------
4.4      EXISTENCE AND POWER.................................................................... 25
         -------------------
4.5      AUTHORIZATION; NO CONTRAVENTION........................................................ 25
         -------------------------------
4.6      BINDING EFFECT......................................................................... 25
         --------------
4.7      DISCLOSURE OF INFORMATION.............................................................. 26
         -------------------------

                                    ARTICLE V

                          CONDITIONS TO THE OBLIGATION
                               OF BECHTEL TO CLOSE

5.1      REPRESENTATION AND WARRANTIES.......................................................... 26
         -----------------------------
5.2      COMPLIANCE WITH THIS AGREEMENT......................................................... 26
         ------------------------------
5.3      WARRANT AGREEMENT, NOTE AND OTHER DOCUMENTATION........................................ 26
         -----------------------------------------------
5.4      ORGANIZATIONAL DOCUMENTS, ETC.......................................................... 27
         -----------------------------
5.5      FINANCIAL OFFICER'S CERTIFICATES....................................................... 27
         --------------------------------
5.6      CONSENTS............................................................................... 27
         --------
5.7      OPINIONS OF COUNSEL TO THE OBLIGORS.................................................... 27
         -----------------------------------
5.8      FEES................................................................................... 28
         ----
5.9      ISSUANCE OF CONVERTIBLE DEBT OR EQUITY................................................. 28
         --------------------------------------
5.10     VERIZON DEBT AGREEMENT................................................................. 28
         ----------------------
5.11     VENDOR AGREEMENTS...................................................................... 28
         -----------------
5.12     CITICORP FACILITY...................................................................... 29
         -----------------
5.13     OTHER TRANSACTIONS..................................................................... 29
         ------------------
5.14     FINANCIAL PROJECTIONS.................................................................. 29
         ---------------------
5.15     NO MATERIAL ADVERSE CHANGE............................................................. 29
         --------------------------
5.16     NO MATERIAL JUDGMENT OR ORDER.......................................................... 29
         -----------------------------
5.17     NO LITIGATION.......................................................................... 30
         -------------
5.18     INSURANCE.............................................................................. 30
         ---------


                                      (ii)


5.19     DUE DILIGENCE.......................................................................... 30
         -------------
5.20     BASIC DOCUMENTS........................................................................ 30
         ---------------
5.21     MECHANICS' AND MATERIALMANS' LIENS..................................................... 30
         ----------------------------------
5.22     CERTAIN ADDITIONAL CONDITIONS.......................................................... 30
         -----------------------------
5.23     OTHER.................................................................................. 31
         -----

                                   ARTICLE VI

                                OTHER AGREEMENTS

6.1      MODIFICATION OF OTHER RESTRUCTURING AGREEMENTS......................................... 31
         ----------------------------------------------
6.2      TERMINATION AND RELEASE................................................................ 31
         -----------------------
6.3      LIQUIDATED DAMAGES AMOUNT.............................................................. 32
         -------------------------
6.4      WRITTEN CONSENT........................................................................ 33
         ---------------

                                   ARTICLE VII

                                 INDEMNIFICATION

7.1      INDEMNIFICATION........................................................................ 34
         ---------------
7.2      CONTRIBUTION........................................................................... 34
         ------------

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

8.1      TERMINATION............................................................................ 35
         -----------
8.2      SURVIVAL............................................................................... 36
         --------

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES............................................. 36
         ------------------------------------------
9.2      NOTICES................................................................................ 36
         -------
9.3      SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES...................................... 37
         -------------------------------------------------
9.4      AMENDMENT AND WAIVER................................................................... 37
         --------------------
9.5      COUNTERPARTS........................................................................... 38
         ------------
9.6      HEADINGS............................................................................... 38
         --------
9.7      GOVERNING LAW.......................................................................... 38
         -------------
9.8      SEVERABILITY........................................................................... 38
         ------------
9.9      RULES OF CONSTRUCTION.................................................................. 38
         ---------------------
9.10     ENTIRE AGREEMENT....................................................................... 39
         ----------------
9.11     FURTHER ASSURANCES..................................................................... 39
         ------------------
9.12     PUBLICITY.............................................................................. 39
         ---------


                                     (iii)

EXHIBITS

A             Form of Note
B             Form of Warrant Agreement
C             Form of Intercreditor and Collateral Agency Agreement
D             Form of Registration Rights Agreement
E             Form of Junior Security Agreement
F 1           Form of Paul, Weiss, Rifkind, Wharton, & Garrison Opinion
F-2           Form of Akin, Gump, Strauss, Hauer, & Feld, L.L.P. Opinion
G             Form of Written Consent





SCHEDULES

1.1           Convertible Securities Issued in Connection with the Restructuring
3.12          Convertible Securities and Options; Other Registrable Securities
3.15          Legal Proceedings
5.11          Vendor Agreements



                                      (iv)

                         MASTER RESTRUCTURING AGREEMENT

                  MASTER RESTRUCTURING AGREEMENT, dated as of October 1, 2001 (this "AGREEMENT"), by and between METROMEDIA FIBER NETWORK, INC., a Delaware corporation (the "COMPANY"), METROMEDIA FIBER NETWORK SERVICES, INC., a Delaware corporation and wholly-owned Subsidiary of the Company ("MFNS"), and BECHTEL CORPORATION, a Nevada corporation ("BECHTEL").

                  WHEREAS, the Company and MFNS have each negotiated with certain of their respective existing creditors and vendors as well as certain new lenders, to provide additional liquidity to the Company and its Subsidiaries by restructuring certain payables owed by the Company and/or its Subsidiaries to such existing creditors and vendors (including the Nortel Financing and the Vendor Financings) and/or the extension by such new lenders of additional debt financing to the Company (including the Citicorp Facility, the Affiliate Financing and the Verizon Facility) (the "RESTRUCTURING").

                  WHEREAS, in order to facilitate the Restructuring, the Company, MFNS and Bechtel have agreed to restructure certain amounts owed by the Company and MFNS to Bechtel pursuant to the Master Services Agreement and the ancillary agreements thereto (the "BECHTEL RESTRUCTURING").

                  WHEREAS, the Company, MFNS and Bechtel have agreed that as final settlement for and in order for the Company and its Subsidiaries to finance the engineering, construction, installation, acquisition, lease, development and/or improvement of a portion of MFNS' fiber optic network and other Telecommunications Assets and all amounts due and owing to Bechtel under the Master Services Agreement in respect thereof (except as set forth in SECTIONS 6.2 and 6.3 hereof), and in order to effectuate the Bechtel Restructuring, the Company will (i) pay to Bechtel the sum of US$9 million, (ii) cause MFNS to issue to Bechtel an 8.5% convertible secured promissory note substantially in the form of EXHIBIT A attached hereto (the "NOTE"), which Note shall, among other things, be (a) convertible into shares of the Company's class A common stock, par value US$0.01 per share ("COMMON STOCK"), (b) secured by the assets set forth opposite Bechtel's name on ANNEX 2 to the Intercreditor and Collateral Agency Agreement and (c) in the aggregate principal amount of US$89 million, (iii) issue to Bechtel a warrant (the "WARRANT") pursuant to the terms of the Warrant Agreement substantially in the form of EXHIBIT B attached hereto (the "WARRANT AGREEMENT"), which Warrant shall be exercisable for 25,000,000 shares of Common Stock in accordance with the terms thereof and (iv) terminate the Master Services Agreement (except as set forth in SECTIONS 6.2 and 6.3 hereof), in each case in accordance with and pursuant to the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, as final settlement of all amounts due and owing to Bechtel, MFN and its Subsidiaries under the Master Services Agreement (except as set forth in

SECTION 6.2 and 6.3 hereof), and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "ADMINISTRATIVE AGENT" has the meaning set forth in the Citicorp Facility.

                  "AFFILIATE" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "AFFILIATE FINANCING" has the meaning in the definition of 8.5% Senior Convertible Notes.

                  "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "BASIC DOCUMENTS" has the meaning set forth in the Citibank Facility.

                  "BECHTEL" has the meaning set forth in the preamble to this Agreement.

                  "BECHTEL PARTIES" has the meaning set forth in SECTION 7.6 of this Agreement.

                  "BECHTEL RESTRUCTURING" has the meaning set forth in the recitals to this Agreement.

                  "BOARD OF DIRECTORS" means the board of directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "BY-LAWS" means the by-laws of the Company in effect on the Closing Date, as the same may be amended from time to time.

                  "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

                  "CASH PAYMENT" has the meaning set forth in SECTION 2.1(a) of this Agreement.

                  "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Company in effect on the Closing Date, as the same may be amended from time to time.

                  "CITICORP FACILITY" means, collectively, the US$150 million Note and Guarantee Agreement, dated as of September 6, 2001, by and among the Company, the other Obligors party thereto, the Purchasers party thereto and Citicorp USA, Inc., as administrative agent, as amended by that certain Amendment No. 1, dated as of September 17, 2001 and that certain Amendment No. 2, dated as of October 1, 2001.

                  "CLAIMS" has the meaning set forth in SECTION 6.2(c) of this Agreement.

                  "CLASS B COMMON STOCK" means shares of the Company's class B common stock, US$0.01 par value per share.

                  "CLOSING" has the meaning set forth in SECTION 2.2 of this Agreement.

                  "CLOSING DATE" has the meaning set forth in SECTION 2.2 of this Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "COLLATERAL AGENT" means First Union National Bank.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMMON STOCK" has the meaning set forth in the recitals to this Agreement.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "COMPANY PARTIES" has the meaning in SECTION 6.2 of this Agreement.

                  "COMPANY STOCKHOLDERS' MEETING" has the meaning set forth in
SECTION 6.4(a) of this Agreement.

                  "CONDITION OF THE COMPANY" means, individually or in the aggregate, the assets, business, properties, liabilities, operations or condition (financial or otherwise) or material agreements of the Company and each of its Subsidiaries.

                  "CONVERTIBLE SECURITIES" has the meaning set forth in the Warrant Agreement.

                  "DEFAULT" has the meaning set forth in the Note.

                  "DEPOSITARY AGREEMENT" means that certain Depositary Agreement among the Company, Wilmington Trust Company, as Trustee acting on behalf of the Holders of the Notes, Verizon Investments Inc., and Wilmington Trust Company, as Depositary Agent, dated as of October 1, 2001, executed in connection with the Verizon Financing.

                  "8.5% SENIOR CONVERTIBLE NOTES" means those certain 8.5% Senior Convertible Notes issued to John W. Kluge, Chase Manhattan Bank and Stuart Subotnick, trustees under a Trust Agreement between John W. Kluge, as grantor and John W. Kluge and Manufacturers Hanover Trust Company, as Trustees, dated May 30, 1984, as amended and restated, David Rockefeller and Stephen A. Garofalo (or their respective Affiliates) as part of the affiliate financing in the aggregate principal amount of not less than US$180 million (the "AFFILIATE FINANCING").

                  "ENVIRONMENTAL CLAIM" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, and including any Lien filed against any property covered by any Junior Security Document in favor of any Governmental Authority), of the Company, MFNS or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, certificate, registration, license, variance, filing, permission or other approval required by or from any Government Authority pursuant to any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan with respect to which notice is required to be given to the PBGC; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or, in the case of the PBGC, to appoint a trustee to administer any Plan;
(g) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Company or any Restricted Subsidiary could otherwise be liable; and
(i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Company or any of its Subsidiaries.

                  "EVENT OF DEFAULT" has the meaning set forth in the Note.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "FINANCIAL STATEMENTS" has the meaning set forth in SECTION
3.28 of this Agreement.

                  "FRANCHISE" means a franchise, license, authorization or right by contract or otherwise to construct, own, operate, promote and/or extend any Telecommunications Asset operated or to be operated by the Company or any of its Restricted Subsidiaries granted by any state, county, city, town, village or other local or state government authority. The term "Franchise" shall include each of the Franchises set forth on SCHEDULE 4.01(u) of the Citicorp Facility.

                  "GAAP" has the meaning set forth in the Warrant Agreement.

                  "GOVERNMENTAL AUTHORITY" means any national, federal, state, provincial, territorial, municipal, regional, local or foreign judicial, administrative or governmental agency, board, authority, instrumentality or other law, regulatory or rule-making body.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "INDEBTEDNESS" has the meaning set forth in the Citicorp Facility.

                  "INDEMNIFIED PERSON" has the meaning set forth in SECTION 7.1 of this Agreement.

                  "INDENTURES" means (i) the Indenture, dated as of November 25, 1998, by and between the Company and The Bank of New York, as successor to IBJ Schroeder Bank & Trust Company, as trustee, as amended by the First Supplemental Indenture dated September 26, 2001 and (ii) the Indenture, dated as of November 17, 1999, by and between the Company and The Bank of New York, as trustee, as amended by the First Supplemental Indenture dated September 26, 2001.

                  "INFORMATION STATEMENT" has the meaning given to such term in
SECTION 6.4(a) hereof.

                  "INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT" means the Junior Intercreditor and Collateral Agency Agreement substantially in the form of EXHIBIT C attached hereto.

                  "JUNIOR SECURITY AGREEMENT" means the Junior Security Agreement substantially in the form of EXHIBIT E attached hereto.

                  "JUNIOR SECURITY DOCUMENTS" has the meaning set forth in the Citicorp Facility.

                  "LETTER AGREEMENT" means that certain letter agreement, dated October 1, 2001 from MFN and MFNS to Bechtel.

                  "LICENSES" means all licenses, writs, permits, approvals, authorizations, consents, orders, certificates, waivers, franchises and registrations now existing or hereafter granted to or in favor of the Company or any Restricted Subsidiary by any Government Authority including the licenses described in SCHEDULE 4.01(t) of the Citicorp Facility.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "MARGIN STOCK" has the meaning set forth in the Citicorp Facility.

                  "MASTER SERVICES AGREEMENT" means that certain Master Services Agreement, dated as of May 3, 2000, by and between Bechtel and the Company.

                  "MATERIAL ADVERSE EFFECT" means (a) a materially adverse effect on the Condition of the Company, (b) a material impairment of the ability of either the Company or its Subsidiaries, taken as a whole, to perform their respective obligations under the Transaction Documents, the Indentures or any Basic Document or (c) a material impairment of the rights of or benefits available to Bechtel under the Transaction

Documents or to the Collateral Agent in connection with the Intercreditor and Collateral Agency Agreement and the security granted in connection therewith.

                  "MATERIAL AGREEMENT" means, collectively, (a) the Senior Notes and the Subordinated Notes (and any indenture relating thereto), (b) the Nortel Agreement and the other Vendor Agreements, (c) the Verizon Agreement and Verizon Debt Agreement, (d) any agreement with a vendor or contractor pursuant to which the Company reasonably anticipates that the Company and its Subsidiaries will purchase in the aggregate more than US$50,000,000 of equipment or construction services, (e) any agreement providing for the sale or lease of fiber by the Company or any Restricted Subsidiary for aggregate consideration of US$50,000,000 or more, (f) the Citicorp Facility, (g) all agreements entered into in connection with the Affliate Financing and (h) the other agreements listed in SCHEDULE 4.01(k) of the Citicorp Facility.

                  "MFNS" has the meaning set forth in the preamble to this Agreement.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NASDAQ" has the meaning set forth in SECTION 6.4(a) of this Agreement.

                  "NOTE" has the meaning set forth in the recitals to this Agreement.

                  "NORTEL" has the meaning set forth in SECTION 5.11 of this Agreement.

                  "NORTEL AGREEMENT" has the meaning set forth in the Citicorp Facility.

                  "NORTEL FINANCING" means a financing arrangement of not less than US$231 million between Nortel, as lender, on the one hand, and the Company or MFNS, as borrower, on the other hand, as more particularly described in
SECTION 5.11 to this Agreement.

                  "OBLIGORS" has the meaning set forth in the Citicorp Facility.

                  "OPTIONS" has the meaning set forth in the Warrant Agreement.

                  "ORDERS" means judgments, injunctions, writs, awards, decree or an order of any nature.

                  "OTHER WARRANTS" means those certain warrants issued to (i) purchasers under the Citicorp Facility pursuant to the Warrant Agreement attached as Exhibit H thereto, (ii) Nortel in respect of the Nortel Financing and (iii) to certain Vendors in respect of the Vendor Financings. SCHEDULE 1 hereto contains a list of all Convertible Securities issued in respect of the Restructuring, including the number of shares of Common Stock to be issued and upon conversion, exchange or exercise thereof and the conversion or exchange rate or exercise price in respect thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, limited liability partnership, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRIVATE LICENSES" means an license, agreement, lease, authorization or right by contract entered into with, or granted by, a non-governmental Person in connection with the construction, ownership or operation by the Company or any of its Subsidiaries of Telecommunications Assets, including, but not limited to easements, right-of-way agreements, tunnel duct lease agreements, indefeasible right of use agreements, transmission attachment licenses, underground license agreements and pole, conduit and/or trench license agreements.

                  "PROXY STATEMENT" has the meaning set forth in SECTION 6.4(a) of this Agreement.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement substantially in the form of EXHIBIT D attached hereto.

                  "REGULATION T", "REGULATION U" and "REGULATION X" have the meaning set forth in the Citicorp Facility.

                  "REQUIREMENTS OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "REQUISITE COMPANY VOTE" shall mean (i) the approval and ratification of the issuance of shares of Common Stock issuable upon the conversion of the Note and upon exercise of the Warrant by a majority of holders of Common Stock and Class B Common Stock, voting as a single class, that are present in person or by proxy at a duly called meeting of Company's stockholders, or (ii) the 20th day following the proper delivery by the Company under Regulation 14C under the Exchange Act of an effective Information Statement meeting the requirements of Schedule 14C under the Exchange Act that contains the requisite information describing the action taken by the Written Consent.

                  "RESTRICTED SUBSIDIARY" has the meaning set forth in the Citicorp Facility.

                  "RESTRUCTURING" has the meaning set forth in the recitals to this Agreement.

                  "SEC DOCUMENTS" has the meaning set forth in SECTION 3.28 of this Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "SENIOR NOTES" has the meaning set forth in the Citibank Facility.

                  "SENIOR SECURITY DOCUMENTS" has the meaning set forth in the Citibank Facility.

                  "SHAREHOLDER" has the meaning set forth in the Warrant Agreement.

                  "SUBSIDIARIES" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any company, partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a direct or indirect Subsidiary of the Company.

                  "SUBORDINATED NOTES" has the meaning set forth in the Citibank Facility.

                  "TELECOMMUNICATIONS ASSETS" has the meaning set forth in the Citicorp Facility.

                  "TELECOMMUNICATIONS BUSINESS" has the meaning set forth in the Citibank Facility.

                  "TRANSACTION DOCUMENTS" mean, collectively, this Agreement, the Note, the Warrant Agreement, the Warrant, the Registration Rights Agreement, the Voting Agreement, the Letter Agreement, the Intercreditor and Collateral Agency Agreement, the Junior Security Agreement and the other Junior Security Documents.

                  "UNRESTRICTED SUBSIDIARY" has the meaning set forth in the Citibank Facility.

                  "VENDOR" has the meaning set forth in the Citicorp Facility.

                  "VENDOR AGREEMENTS" has the meaning set forth in the Citicorp Facility.

                  "VENDOR COLLATERAL" has the meaning set forth in the Junior Security Agreement.

                  "VENDOR FINANCINGS" means the restructuring of amounts owed by the Company or its Subsidiaries to certain of its Vendors (other than Nortel), the aggregate amount of which shall not be less than US$230 million, including the Bechtel Restructuring contemplated hereby.

                  "VENDOR OBLIGATIONS" has the meaning set forth in the Citicorp Facility.

                  "VERIZON AGREEMENT" has the meaning set forth in the Citicorp Facility.

                  "VERIZON DEBT AGREEMENT" has the meaning set forth in the Citicorp Facility.

                  "VERIZON FINANCING" means the arrangements contained in the Verizon Debt Agreement and agreements related thereto.

                  "VERIZON STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of October 1, 2001 among the Company, Verizon Investments Inc. and the other stockholders of the Company listed on the signature pages thereto.

                  "VOTING AGREEMENT" means that certain Voting Agreement, dated as of October 1, 2001 by and among the Company, Bechtel, Verizon Investments Inc. and the stockholders party thereto.

                  "WARRANT" has the meaning set forth in the recitals to this Agreement.

                  "WARRANT AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "WITHDRAWAL LIABILITY" has the meaning set forth in the Citicorp Facility.

                  "WRITTEN CONSENT" means the duly authorized and executed written consent in lieu of a meeting of the stockholders of the Company, dated as of the Closing Date, and in the form prescribed by Section 228 of the Delaware General Corporation Law, as amended, executed by the Metromedia Company, a Delaware general partnership, John Kluge, Stuart Subotnick and Stephen A. Garofalo, each in their capacities as stockholders of the Company and collectively holding more than a majority of the Common Stock and Class B Common Stock, voting as a single class, approving and authorizing the reservation for issuance, issuance, sale and delivery of the shares of Common Stock issuable upon conversion of the Note and issuable upon exercise of the Warrant for the purposes of the applicable rules and regulations of NASDAQ, in the form of EXHIBIT G attached hereto.

                                   ARTICLE II

                              BECHTEL RESTRUCTURING

                  2.1 RESTRUCTURING. Subject to the terms and conditions herein set forth, on the Closing Date:

                  (a) CASH PAYMENT. The Company shall pay to Bechtel by wire transfer of immediately available funds the sum of US$9 million (the "CASH PAYMENT"), which Cash Payment is being made in consideration of the settlement of claims owed by MFN and/or its Subsidiaries to Bechtel under the Master Services Agreement, as more particularly set forth in Section 6.2 hereof.

                  (b ISSUANCE OF NOTE. The Company and MFNS shall duly execute, deliver and issue the Note to Bechtel, which Note is being issued in consideration of the settlement of claims owed by MFN and/or its Subsidiaries to Bechtel under the Master Services Agreement, as more particularly set forth in
Section 6.2 hereof.

                  (c) ISSUANCE OF WARRANT. The Company shall duly execute the Warrant Agreement and deliver to Bechtel the Warrant(s) in accordance with the terms thereof, which Warrant is being issued in consideration of Bechtel entering into the transactions contemplated hereby and by the other Transaction Documents.

                  (d) FEES. The Company shall pay by wire transfer of immediately available funds, at the direction of Bechtel, all amounts required to be paid by it pursuant to and in accordance with SECTION 5.8.

                  2.2 CLOSING. Unless this Agreement shall have terminated pursuant to ARTICLE VIII, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE V , the closing of the Bechtel Restructuring (the "CLOSING") shall take place at the New York offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the first Business Day following the date upon which the conditions set forth in ARTICLE V shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and Bechtel may mutually agree in writing (the "CLOSING DATE"). On the Closing Date, the Company shall deliver or caused to be delivered to Bechtel (a) the Cash Payment, (b) the duly executed Note and (c) the duly issued Warrant.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MFNS

                  Each of the Company and MFNS hereby represent and warrant to Bechtel that as of the date of this Agreement, except as set forth on a Schedule of Exceptions furnished to Bechtel, which exceptions shall be deemed to be representations and warranties as if made hereunder ("SCHEDULE OF EXCEPTIONS").

                  3.1 CORPORATE EXISTENCE AND POWER. Each of the Company and MFNS (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all necessary power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted as described in the SEC Documents and (c) has the corporate power and authority to execute, deliver and perform its respective obligations under this Agreement, each of the other Transaction Documents and each Basic Documents and to issue the Note, the Warrant and shares of Common Stock issuable upon conversion and exercise thereof, respectively. Each of the Company and MFNS is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

                  3.2 AUTHORIZATION. (a) All corporate action on the part of each of the Company and MFNS, its respective officers, directors and stockholders necessary for the due authorization, execution, consummation and delivery of this Agreement, each of the other Transaction Documents and each Basic Document, the performance of all obligations of each of the Company and MFNS hereunder and thereunder and the due authorization, reservation for issuance, sale, and delivery of the shares of Common Stock issuable upon conversion of the Note and issuable upon exercise of the Warrant in accordance with the Certificate of Incorporation, each of the Transaction Documents and each Basic Document, when executed and delivered, will constitute valid and legally binding obligations of each of the Company and MFNS, as applicable, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Registration Rights Agreement and Warrant Agreement may be limited by applicable laws.

                  (b) The execution and delivery of this Agreement, each of the other Transaction Documents and each Basic Document, the performance of all obligations of each of the Company and MFNS hereunder and thereunder and the due authorization, reservation for issuance, sale and delivery of the shares of Common Stock issuable upon conversion of the Note and issuable upon exercise of the Warrant (i) have been duly and validly approved by the stockholders of each of the Company and MFNS by written consent in accordance with applicable law and the certificate of incorporation and bylaws of the Company and MFNS and (ii) have been duly and validly approved by the Board of Directors of each of the Company and MFNS and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the Delaware General Corporation Law shall not apply to Bechtel or its assignees. Each of the Company and MFNS shall take all action necessary to comply with Rule 14c-2 under the Exchange Act as soon as practicable.

                  (c) The execution, delivery and performance by each of the Company and MFNS of this Agreement, each other Transaction Document and all instruments and documents to be delivered by the Company and/or MFNS in connection therewith, the issuance of the Note and Warrant and the shares of Common Stock issuable upon conversion and exercise thereof, respectively, and the consummation of the other transactions contemplated hereby and thereby (i) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by any Basic Document or the Indentures, (ii) are not in contravention of any provision of the Company's or MFNS' certificate of incorporation or by-laws; (iii) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality to which the Company or any of its Subsidiaries is a party or to which its assets are bound;
(iv) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties is bound; and (v) except for the Liens created in connection with the Verizon Debt Agreement, the Citicorp Facility and the Vendor Agreements, will not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries.

                  3.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, licenses, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with (i) the execution, delivery or performance (including, without limitation, issuance and delivery of the Note and the Warrant and the issuance and delivery of the shares of Common Stock issuable upon conversion or exercise thereof, respectively) by, or enforcement against, the Company or MFNS of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby or (ii) the legality, validity, binding effect or enforceability of the Transaction Documents, except for the filing of Uniform Commercial Code financing statements and the other similar filings to protect security interests and such as are listed on SCHEDULE 4.01 (e) of the Citicorp Facility.

                  3.4 COMPLIANCE WITH LAWS; PERMITS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, Order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would have a Material Adverse Effect.

                  3.5 LICENSES.

                  (a) REQUIRED LICENSES. As of the date hereof, except for the Licenses described in SCHEDULE 4.01(t) of the Citicorp Facility, there are no Licenses, which are required for the operation of the business of the Company or any Restricted Subsidiary, including Licenses issuable under the United States Federal Communications Act of 1934, as amended. The Licenses described in
SCHEDULE 4.01(t) of the Citicorp Facility are adequate and sufficient for the construction, ownership and operation of the Telecommunications Assets of the Company and its Restricted Subsidiaries and neither the Company nor any Restricted Subsidiary is in default in any manner under any provision of any such License, where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (b) COMPLIANCE. Except as disclosed in SCHEDULE 4.01(t) of the Citicorp Facility, the Company and each of its Restricted Subsidiaries is in compliance with the terms of each of the Licenses under which it enjoys rights or privileges and has timely filed or caused to be filed all renewal applications with respect to the Licenses, no protests or competing applications have been filed with respect to such renewal applications and nothing has come to the attention of the Company or any of its Restricted Subsidiaries (after due inquiry) that would lead them to conclude that such renewal applications would not be granted in the ordinary course, in each case other than any thereof that has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. The Company and each of its Restricted Subsidiaries is authorized under applicable law and the rules and regulations promulgated thereunder to continue to provide the services which are the subject of such renewal applications during the pendency thereof.

                  (c) NO RATE REGULATION. Except as disclosed in SCHEDULE 4.01(t) of the Citicorp Facility, the business and operations conducted and proposed to be conducted by each Obligor in relation to its business are not regulated by any federal, state or provincial utility or rate-regulating commission.

                  3.6 PRIVATE LICENSES. The Private Licenses of the Company and its Restricted Subsidiaries are adequate and sufficient for the construction, ownership and operation of the Telecommunications Assets of the Company and its Restricted Subsidiaries and neither the Company nor any Restricted Subsidiary is in default in any manner under any provision of any Private License to which it is a party or by which it or any of its assets may be bound, where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  3.7 FRANCHISES. Each Franchise of the Company and each of its Restricted Subsidiaries is in full force and effect pursuant to each statute, regulation, agreement or instrument of each jurisdiction set forth on SCHEDULE 4.01(u) of the Citicorp Facility, was lawfully issued pursuant to the rules and regulations of such jurisdiction and authorizes the Company and each such Restricted Subsidiary to operate such Franchise, and no other or further approval, filing or other action of any Governmental Authority is or will be necessary or advisable in order to permit the operation by the Company or any Restricted Subsidiary of its Telecommunications Business in accordance with the terms thereof. The Company and its Restricted Subsidiaries are in compliance with all material terms and conditions of each of their respective Franchises and no event has occurred or exists which permits or, after the giving of notice or the lapse of time or both, would permit the revocation or termination of any such Franchise, other than where any such non-compliance or revocation or termination (i) has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect or (ii) has not resulted in a notification of non-compliance or revocation or termination by or to any parties to such Franchises. No Unrestricted Subsidiary owns or has rights to any Franchise necessary for the ongoing operations of the Company and its Restricted Subsidiaries or their respective Telecommunications Business.

                  3.8 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor MFNS is in violation or default of any provision of its Certificate of Incorporation or Bylaws or, except as has not had or could not reasonably be expected (individually or in aggregate) to have a Material Adverse Effect, of any provision of any Lien, Indenture, Material Agreement or instrument to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, Order, statute, rule, regulation or restriction applicable to the Company or its Subsidiaries. The execution, delivery, and performance by each of the Company and MFNS of this Agreement and any other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any Lien upon any assets of either the Company or its Subsidiaries or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to either the Company or its Subsidiaries, their respective businesses or operations, or any of their respective assets or properties.

                  3.9 NO MATERIAL MISSTATEMENTS. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Collateral Agent or Bechtel in connection with the negotiation, preparation or delivery of this Agreement, each of the other Transaction Documents and each Basic Document or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, other than a material fact the effect of which is favorable to the Company; PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or expression of opinion, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. All written information furnished after the date hereof by the Company and its Subsidiaries to the Collateral Agent and Bechtel in connection with this Agreement, each of the other Transaction Documents and each Basic Document and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect that has not been disclosed herein, in the other Transaction Documents, in any document related to the Restructuring or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Collateral Agent or Bechtel for use in connection with the transactions contemplated hereby or thereby.

                  3.10 PERFECTION AND PRIORITY OF LIENS. At all times after the execution of the Junior Security Documents, the Junior Security Documents create, in favor of Bechtel, as security for the obligations purported to be secured thereby, a legal, valid and enforceable perfected security interest or Lien in all of the Vendor Collateral of Bechtel, subject to the terms of the Intercreditor and Collateral Agency Agreement, superior to and prior to the rights of all third persons (other than the holders of the notes issued pursuant to the Citicorp Facility) and subject to no Liens except Liens expressly permitted by the terms of the Note. The Company or MFNS has (or, on and after the time it executes the respective Junior Security Document, will have) good and marketable title to all items of Vendor Collateral (or, as the case may be, collateral) covered by such Junior Security Document free and clear of all Liens except Liens expressly permitted by the terms of the Note. The security interests created in favor of Bechtel under the Junior Security Agreement constitute perfected security interests in the Vendor Collateral under and as defined in the Junior Security Agreement and owned by the Company or its Subsidiaries on any date on which this representation and warranty is made or deemed made, subject to no security interests of any other Person other than the security interests of the holders of the notes issued pursuant to the Citicorp Facility in accordance with the terms of the Intercreditor and Collateral Agency Agreement.

                  3.11 VALID ISSUANCE OF COMMON STOCK. The shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant, when issued and delivered in accordance with the terms of this Agreement and the Note, the Warrant Agreement and/or the Warrant, applicable, for the consideration expressed herein and therein will be duly and validly issued, fully paid, and nonassessable, and will be free of all Liens and restrictions on transfer other than restrictions on transfer under this Agreement and the other Transaction Documents and all applicable state and federal securities laws. The conversion of the Note and the exercise of the Warrant, in each case for shares of Common Stock will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                  3.12 CAPITALIZATION AND VOTING RIGHTS. (a) As of September 28, 2001, the authorized capital stock of the Company consisted of (i) 2,404,031,240 shares of Common Stock, of which 548,575,321 shares were issued and outstanding;
(ii) 522,254,782 shares of Class B Common Stock, of which 67,538,544 shares were issued and outstanding; and (iii) 20,000,000 shares of Preferred Stock, US$0.01 par value per share, none of which were issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable. No shares of capital stock are held by the Company as treasury stock as of the date of this Agreement and no shares of capital stock of the Company shall be held by the Company as treasury stock as of the Closing. The Company has agreed to issue 87,811,368 shares of Common Stock in connection with the Restructuring, all of which when issued will be validly issued, fully paid and non-assessable. Except for the Note, the Warrant or as otherwise disclosed in SCHEDULE 3.12, the Company does not have nor after giving effect to the Restructuring will have, outstanding any Convertible Securities or Options exercisable or convertible into or exchangeable for any interests or other equity rights of the Company or its Subsidiaries, nor shall it have outstanding any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any interests or equity rights of the Company or its Subsidiaries or Convertible Securities exercisable or convertible into or exchangeable for any interests or equity rights of the Company or its Subsidiaries.

                  (b) Other than this Agreement or as otherwise disclosed in
SCHEDULE 3.12(b), there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of debt or equity securities of the Company have a right to cause the Company to register such securities under the Securities Act. None of the agreements listed on SCHEDULE 3.12(b) contain any provision that conflict or are inconsistent in any material respect with the rights granted under the Registration Rights Agreement or the Warrant Agreement. Except for the (i) Verizon Stockholders Agreement, (ii) voting agreements with respect to the Citicorp Facility and the Nortel Agreement entered into in connection with the Restructuring, and (iii) warrant agreements with respect to Other Warrants, there is not in effect on the date hereof any agreement to which the Company or (to its knowledge) any of its Shareholders is a party relating to the voting, transfer or sale of such securities.


                  3.13 SUBSIDIARIES. Set forth on SCHEDULE 4.01(i) of the Citicorp Facility is a complete and accurate list of all Subsidiaries of the Company as of the date hereof, showing as of such date (as to each such Subsidiary) the jurisdiction of its organization, whether or not such Subsidiary is a Restricted Subsidiary or Unrestricted Subsidiary, the number of shares of each class of Capital Stock authorized, and the number outstanding and the percentage of the outstanding shares or interests of each such class owned (directly or indirectly) by the Company and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding Capital Stock of all of such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned (directly or indirectly) by the Company or one or more of its Subsidiaries free and clear of all Liens, except those created by the Senior Security Documents and those listed in SCHEDULE 4.01(i) of the Citicorp Facility.

                  3.14 AGREEMENTS.

                  (a) NO DEFAULT UNDER AGREEMENTS, ETC. Neither the Company nor any Restricted Subsidiary is in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. The consummation by the Company of the transactions contemplated hereby will not trigger any redemption events or result in the creation of any Liens under any provision of any agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound.

                  (b) MATERIAL AGREEMENTS. Set forth on SCHEDULE 4.01(k) of the Citicorp Facility is a list of agreements (other than those referred to in clauses (a) through (e) of the definition of the term "MATERIAL AGREEMENT") to which the Company or any of its Restricted Subsidiaries is a party that are material to the business, assets, operations, financial condition or liabilities of the Company and its Restricted Subsidiaries, taken as a whole. The Company has heretofore delivered to the Bechtel, true and complete copies of each of the Material Agreements. Each of the Material Agreements is in full force and effect and neither the Company nor any of its Subsidiaries nor any of the counterparties under any of such Material Agreements, (x) is in default of any of its respective obligations thereunder where such default has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect or (y) has delivered or received notification of any default or material deficiency under any such Material Agreement.

                  (c) RESTRICTIVE OR BURDENSOME AGREEMENTS. As of the date hereof, other than as set forth in SCHEDULE 4.01(k) of the Citicorp Facility or on the Schedule to be delivered on or before the Closing Date pursuant to
SECTION 6.08 of the Citicorp Facility, neither the Company nor any Restricted Subsidiary is subject to any indenture, agreement, instrument or other arrangement of the type described in SECTION 6.08 of the Citicorp Facility, nor any agreement that imposes burdensome requirements upon the Company or any Restricted Subsidiary that, singly or in the aggregate, would be reasonably likely (individually or in the aggregate) to result in a Material Adverse Effect.

                  3.15 LITIGATION. (a) There is no action, suit, proceeding or investigation pending or, to the knowledge of either the Company or MFNS, threatened against the Company or any of its Subsidiaries before any Governmental Authority seeking to enjoin or otherwise involving the transactions contemplated by this Agreement or the other Transaction Documents.

                  (b) Except as set forth on SCHEDULE 3.15, there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Company) threatened against the Company or MFNS or any of their Subsidiaries, which could reasonably be expected to have a Material Adverse Effect.

                  3.16 TITLE TO PROPERTY, ASSETS AND LEASES.

                  (a) TITLE TO PROPERTY. Each of the Company and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all of its properties and assets which are material to the Company and its Restricted Subsidiaries, taken as a whole, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by SECTION 6.02 of the Citicorp Facility.

                  (b) POSSESSION UNDER LEASES. Each of the Company and its Restricted Subsidiaries has complied with all obligations under all leases which are material to the Company and its Restricted Subsidiaries, taken as a whole, to which it is a party and all such leases are in full force and effect, except where failure to do so or failure of such leases to be in full force and effect has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Each of the Company and its Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except where failure to do so has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  (c) INTELLECTUAL PROPERTY. Each of the Company and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected (individually or in the aggregate) to result in a Material Adverse Effect.

                  3.17 ENVIRONMENTAL MATTERS. The operations and properties of the Company, MFNS and each of their respective Restricted Subsidiaries are in compliance in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect or have been applied for in order for the Company, MFNS and their respective Restricted Subsidiaries to conduct their respective operations and to own their respective properties, the Company, MFNS and their Restricted Subsidiaries are in compliance in all material respects with all such issued Environmental Permits, no circumstances exist that could (x) form the basis of an Environmental Claim that could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect, or (y) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect, and, to the best knowledge of the Company, MFNS and their respective Restricted Subsidiaries, no investigation (other than routine investigations) of any such operation or property has been or is being conducted by any Governmental Authority with respect to the enforcement of any Environmental Law other than investigations which have not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  3.18 TAX RETURNS. Each of the Company, MFNS and the Restricted Subsidiaries has filed or caused to be filed all material foreign, federal, state and other tax returns, extensions or materials required to have been filed by it and has paid or caused to be paid all taxes shown on such returns to be due and payable by it and all assessments received by it, except (x) taxes and assessments that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books adequate reserves in accordance with GAAP and (y) taxes and assessments the failure to pay which has not had and could not reasonably be expected (individually or in the aggregate) to result in a Material Adverse Effect.

                  3.19 PENSION PLANS. Each of the Company, MFNS and their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where non-compliance has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Company, MFNS or any of their respective ERISA Affiliates, except where such liability has not had and could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

                  3.20 INVESTMENT COMPANY ACT. Neither the Company nor MFNS is an "investment company", nor a company "controlled by" an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  3.21 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor MFNS is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  3.22 FEDERAL RESERVE REGULATIONS. Neither the Company, MFNS nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of the Note will be used by the Company, MFNS or any Restricted Subsidiary, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates Regulation T, U or X.

                  3.23 NO DEFAULT. No event has occurred and is continuing, or would result from the issuance of the Note or the Warrant or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default under the Note.

                  3.24 INSURANCE. SCHEDULE 4.01(r) of the Citicorp Facility sets forth a true, complete and correct description of all material insurance maintained by the Company (including insurance maintained by the Company for its Restricted Subsidiaries) as of the date hereof. As of the date hereof, such insurance is in full force and effect and all premiums, which have become due and payable have been duly paid. Each of the Company and its Restricted Subsidiaries maintains insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  3.25 SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the issuance of the Note and the consummation of the Restructuring and after giving effect to the application of the proceeds thereof, and taking into account all rights of indemnity, subrogation and contribution of the Obligors under applicable law, each Obligor is Solvent.

                  3.26 PROJECTED FINANCIAL STATEMENTS. The projected financial statements delivered pursuant to SECTION 5.14 have been prepared in good faith, based on estimates and assumptions that the Company believes are fair and reasonable at the time such projections have been furnished to Bechtel.

                  3.27 NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, except as set forth in the Form 10-Q for the Company as at June 30, 2001, there has been no material adverse change in the Condition of the Company.

                  3.28 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed in a timely manner all documents that the Company was required to file with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act, since its initial public offering. As of their respective filing dates, all documents filed by the Company with the Commission ("SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial position of the Company and its Subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to the lack of full footnote disclosure and to normal, recurring adjustments). Since December 31, 2000, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the audited balance sheet of the Company and its Subsidiaries as at December 31, 2000, (including the notes hereto), or (b) which (i) were incurred in the ordinary course of business after December 31, 2000 and consistent with past practices, or (ii) are disclosed or reflected in the SEC Documents filed after December 31, 2000. Since March 6, 2000, the Company has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no Subsidiary of the Company has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder.

                  3.29 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company, MFNS or its representatives in connection with the offer or sale of the Note or Warrant. No registration of the Note or Warrant, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Note or Warrant. Each of the Company and MFNS agree that neither it, nor anyone acting on its behalf, shall offer to sell the Note or Warrant or any other securities of the Company so as to require the registration of the Note or Warrant pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Note or Warrant or other securities are so registered.

                  3.30 TERMS OF CERTAIN OTHER DEBT AGREEMENTS. No financing, restructuring or other arrangement relating to the Restructuring, other than the security granted to the parties to the Citicorp Facility in accordance with the terms thereof, as the same are in effect as of the Closing Date, contains or provides for terms or conditions which, when taken as a whole and excluding consideration of payment terms and maturity dates, are more favorable than the terms and provisions contained in this Agreement and the Transaction Documents.

                  3.31 AMOUNTS OWED UNDER THE MASTER SERVICES AGREEMENT. As of the Closing Date, the best estimate of the Company as to the aggregate amount of indebtedness or other obligations of the Company Parties due and owing to the Bechtel

Parties under the Master Services Agreement is US$98 million (subject to any additional amounts required to be paid in accordance with SECTION 6.3 hereof), which amount may be adjusted in accordance with the terms of the Letter Agreement but which amount is not subject to any setoff, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Company Parties may have against the Bechtel Parties for any reason whatsoever arising under or pursuant to the Master Services Agreement or otherwise relating to the purchase of goods or services from the Bechtel Parties.

                  3.32 PURCHASE MONEY INDEBTEDNESS. The Indebtedness evidenced by the Note constitutes "Purchase Money Indebtedness" as such term is defined in each of the Indentures.

                  3.33 OTHER RESTRUCTURING AGREEMENTS. Neither the Company nor any of its Subsidiaries have, directly or indirectly, entered into any transaction or series of related transactions (or any amendments, modifications or supplements thereto) in connection with the Restructuring with any Person on terms (except with respect to the terms relating to security interest granted to the lenders under the Citicorp Facility) that, in the aggregate, are less favorable to the Company or its Subsidiaries than the transactions contemplated by the Transaction Documents.

                  3.34 RESTRICTIONS ON COLLATERAL. The Licenses, Franchises and Private Licenses to which the Company and MFNS are a party that contain provisions prohibiting the creation of a security interest on assets of the Company and MFNS do not, individually or in the aggregate, prohibit in any material respect Liens being granted under the Junior Security Agreement with respect to assets of the Company or MFNS all or any portion of the cost of engineering, construction, installation, acquisition, development or improvement of which was financed by the Junior Secured Obligations of Bechtel.

                  3.35 WRITTEN CONSENT. The shares of Common Stock and Class B Stock held by the Persons that have executed the Voting Agreement, and that are represented by, the Written Consent equal more than a majority of the aggregate of the Common Stock and Class B Stock outstanding and entitled to vote at a meeting of the Company's stockholders as of the date thereof and otherwise represent a sufficient amount of shares of Common Stock and Class B Stock to approve the matters referred to in the Written Consent.

                  3.36 BROKERS. All negotiations relative to this Agreement and the other Transaction Documents have been carried out by the Company or MFNS directly with Bechtel without the intervention of any Person on behalf of the Company or MFNS in such manner as to give rise to any valid claim by any Person against Bechtel or any of its Subsidiaries for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BECHTEL

                  Bechtel hereby represents and warrants to the Company as follows, as of the date of this Agreement and as of the Closing Date:

                  4.1 PURCHASE FOR OWN ACCOUNT. The Note and Warrant to be issued to Bechtel pursuant to this Agreement and the Warrant Agreement is being or will be acquired for its own account and with no intention of distributing or reselling such Note or Warrant or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Bechtel at all times to sell or otherwise dispose of all or any part of such Warrant or Note (or the shares of Common Stock into which the Note is convertible and for which such Warrant is exercisable) under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Bechtel's property being at all times within its control. If Bechtel should in the future decide to dispose of any of such Note or Warrant (and the shares of Common Stock into which the Note is convertible and for which such Warrant is exercisable), Bechtel understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Bechtel agrees to the imprinting, so long as required by law, of a legend on its Note and shares of Common Stock issuable upon conversion thereof to the following effect:

         THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  4.2 RESTRICTED SECURITIES. Bechtel understands that the Warrant and the Note will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on Bechtel's representations set forth herein.

                  4.3 ACCREDITED INVESTOR. Bechtel is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect, Bechtel is an experienced investor in securities and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment.

                  4.4 EXISTENCE AND POWER. Bechtel (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

                  4.5 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Bechtel of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action and (b) do not contravene the terms of Bechtel's organizational documents, or any amendment thereof.

                  4.6 BINDING EFFECT. This Agreement and each of the other Transaction Documents have been duly executed and delivered by Bechtel and constitute the legal, valid and binding obligations of Bechtel, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement to creditors' rights generally or principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  4.7 DISCLOSURE OF INFORMATION. Bechtel has received and reviewed all of the Company's registration statements, proxy statements, periodic filings and other reports filed with the Securities and Exchange Commission, including the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001. Bechtel has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, and financial conditions of the Company.


                                   ARTICLE V

                          CONDITIONS TO THE OBLIGATION
                              OF BECHTEL TO CLOSE

                  The obligations of Bechtel to consummate the Bechtel Restructuring, and to accept the Cash Payment, the Warrant and the Note at the Closing and to perform any obligations hereunder shall be subject to the fulfillment to Bechtel's satisfaction, on or prior to the Closing, of each of the following conditions, unless otherwise waived:

                  5.1 REPRESENTATION AND WARRANTIES. The representations and warranties of the Company and MFNS contained in ARTICLE III hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

                  5.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all of its agreements set forth herein that are required to be performed by the Company on or before the Closing Date.

                  5.3 WARRANT AGREEMENT, NOTE AND OTHER DOCUMENTATION. Each Transaction Document shall be executed and delivered to Bechtel, in each case duly executed by each of the intended parties thereto, together with evidence satisfactory to Bechtel that its security interest in the Vendor Collateral has been properly perfected in accordance with the terms of the Intercreditor and Collateral Agency Agreement.

                  5.4 ORGANIZATIONAL DOCUMENTS, ETC. For each of the Company and MFNS, such documents and certificates as Bechtel shall have reasonably requested relating to the organization, existence and good standing of each of the Company and MFNS, the authorization of the Restructuring, including the Bechtel Restructuring, and any other legal matters relating to each of the Company and MFNS, this Agreement, the other Transactions Documents or the Restructuring, all in form and substance reasonably satisfactory to the Bechtel and its counsel.

                  5.5 FINANCIAL OFFICER'S CERTIFICATES. A certificate of a Financial Officer of each of the Company and MFNS to the effect that:

                           (i) the representations and warranties contained in
                  each Transaction Document are true and correct on and as of the Closing Date, before and after giving effect to the transactions contemplated hereby, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                           (ii) no event has occurred and is continuing that
                  constitutes a Default or an Event of Default under the terms of the Note; and

                           (iii) as of the Closing Date and following the
                  issuance of the Note and after giving effect to the application of the proceeds thereof, each of the Company and MFNS is Solvent.

                  Such certificate shall also state that the financial projections and underlying assumptions upon which the conclusions set forth in such analysis in clause (iii) above were based are, on the Closing Date, fair and reasonable in the opinion of the Company and accurately computed and that the portion of contingent liabilities of the Company that have been included for purposes of the above determinations shall be the amount of such contingent liabilities that, in light of all facts and circumstances existing at such time, could reasonably be expected to become actual matured liabilities of the Issuer.

                  5.6 CONSENTS. Evidence reasonably acceptable to Bechtel of receipt of all governmental and third party consents (including, without limitation, a duly executed copy of the Written Consent) and approvals necessary in connection with this Agreement, the other Transaction Documents and the Restructuring and that the same remain in effect.

                  5.7 OPINIONS OF COUNSEL TO THE OBLIGORS. An opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison, dated the Closing Date, in the form of EXHIBIT F-1 to this Agreement, (ii) an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., dated the Closing Date, in the form of EXHIBIT F-2 to this Agreement and (iii) a favorable opinion of the General Counsel for the Company, covering such matters not covered by the opinion of Paul, Weiss, Rifkind, Wharton & Garrison or Akin, Gump, Strauss, Hauer & Feld, L.L.P. and as is satisfactory to Bechtel.

                  5.8 FEES. Evidence reasonably acceptable to Bechtel that the Company shall have paid all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date (including the reasonable fees and expenses of Shearman & Sterling, counsel to Bechtel) and to the extent that statements for such fees and expenses have been delivered to the Company.

                  5.9 ISSUANCE OF CONVERTIBLE DEBT OR EQUITY. Evidence reasonably acceptable to Bechtel that the Company shall have received net cash proceeds in an amount at least equal to US$180,000,000 from the issuance at par of unsecured convertible debt or equity, pursuant to agreements (including all related shareholder, registration right and other agreements) in form and substance satisfactory to Bechtel, with the terms and conditions applicable to such debt or equity being satisfactory in form and substance to Bechtel, including the condition that all the net cash proceeds therefrom shall be available for general corporate purposes of the Company.

                  5.10 VERIZON DEBT AGREEMENT. Evidence reasonably acceptable to Bechtel that the Company shall have received net cash proceeds in an amount at least equal to US$50,000,000 from the issuance at par of secured Indebtedness, pursuant to agreements (including all related shareholder, registration right and other agreements) in form and substance satisfactory to Bechtel, with the terms and conditions applicable to such Indebtedness being satisfactory in form and substance to Bechtel, it being understood that such Indebtedness shall be
(i) incurred by the Company to finance the monetary obligations due under the C&MA in connection with the Phase II Upgrade, including to the extent specifically set forth on Schedule I attached to the Depositary Agreement or to pay Network O&M Costs and after the occurrence of the Phase II RFS Date, to finance Network O&M Costs or to finance all or part of the cost of the engineering, construction, installation, acquisition, lease, development or improvement of any Telecommunications Asset, in each case in accordance with and pursuant to the Verizon Financing and (ii) secured by the C&MA. In addition, to the extent that the Verizon Agreement or the Depositary Agreement shall be modified or supplemented in connection with the execution and delivery of the Verizon Debt Agreement, Bechtel shall have received a copy of such modification or supplement and such modification or supplement shall be satisfactory in form and substance to Bechtel. Capitalized terms used in this SECTION 5.10 and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Depositary Agreement.

                  5.11 VENDOR AGREEMENTS. Evidence reasonably acceptable to Bechtel that the Company shall have caused one or more of its Subsidiaries constituting Obligors under the Citicorp Facility to (i) enter into Vendor Agreements with Nortel Networks Inc. ("Nortel") providing in the aggregate for the deferral of all presently outstanding Vendor Obligations due from the Obligors to Nortel (IE. US$231 million) after giving effect to a maximum cash payment of US$15,000,000 in connection with such deferral and (ii) enter into Vendor Agreements with one or more other Vendors (IE. excluding Nortel but including Bechtel) providing for the deferral of Vendor Obligations payable to such Vendors in an aggregate amount (as to all such other Vendors) of not less than US$230,000,000 (the terms of this Agreement shall be included in this calculation and a summary of the other Vendor Agreements (excluding the Vendor Agreement with Nortel) is set forth in SCHEDULE 5.11 attached hereto), each of which Vendor Agreements with Nortel or any such other Vendor shall be in form and substance, and shall provide for a deferral of Vendor Obligations upon terms, satisfactory to Bechtel. In addition, with respect to any Vendors that are entitled to the benefits of any collateral security for any of the Vendor Obligations held by them, the Obligors, such Vendors (including Bechtel), the Administrative Agent and the Collateral Agent (acting for the benefit of such Vendors) shall have executed and delivered the Intercreditor and Collateral Agency Agreement.

                  5.12 CITICORP FACILITY. Evidence reasonably acceptable to Bechtel that each condition to the funding of the Citicorp Facility shall have been met and each lender thereunder shall be in a position to fund all amounts to be funded thereunder.

                  5.13 OTHER TRANSACTIONS. Evidence reasonably acceptable to Bechtel that the Company and each of the parties thereto shall be in a position to simultaneously consummate: (a) the Citicorp Facility, (b) the Nortel Financing, (c) the Affiliate Financing, (d) the Verizon Financing and (e) each Vendor Financing in each case upon terms and subject to conditions reasonably satisfactory to Bechtel as to their form and substance.

                  5.14 FINANCIAL PROJECTIONS. Consolidated projected balance sheets and statements of income, stockholders' equity and cash flows of the Company and its Restricted Subsidiaries, covering the period commencing on January 1, 2001 through June 30, 2006 (detailed by fiscal quarter through December 31, 2004).

                  5.15 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no Material Adverse Effect.

                  5.16 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would (a) prohibit or restrict (i) the issuance by the Company or MFNS or acceptance by Bechtel of the Note or Warrant or (ii) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents,
(b) subject Bechtel to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Note or Warrant were to be acquired hereunder or (c) restrict the operation of the business of the Company or MFNS as conducted on the date hereof in a manner that would have a Material Adverse Effect.

                  5.17 NO LITIGATION. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or MFNS which would, if adversely determined, have a Material Adverse Effect.

                  5.18 INSURANCE. Evidence reasonably acceptable to Bechtel of the existence of all insurance required to be maintained by the Company and its Restricted Subsidiaries under the Note.

                  5.19 DUE DILIGENCE. Bechtel is reasonably satisfied in all respects with the results of its due diligence investigation of the Company, MFNS and their Subsidiaries and is reasonably satisfied with the condition (financial or otherwise) and the viability of the Company, MFNS and their Subsidiaries.

                  5.20 BASIC DOCUMENTS. Bechtel shall have received copies of each of the Basic Documents and shall be reasonably satisfied that no Basic Document shall have terms materially more favorable in the aggregate to the lenders thereunder then the terms of the Transaction Documents in the aggregate to Bechtel.

                  5.21 MECHANICS' AND MATERIALMANS' LIENS. Evidence that no mechanics' or materialman's Liens have been filed against any Obligors other than the Liens specified in SECTION 3.01(q) of the Citicorp Facility.

                  5.22 CERTAIN ADDITIONAL CONDITIONS. Evidence satisfactory to Bechtel that, without limiting the generality of the representation and warranty set forth in SECTION 3.27 which, pursuant to Section 5.1 must be true and correct as a condition to Bechtel's obligation to consummate the transactions contemplated hereby, the destruction of the World Trade Center on September 11, 2001, and the collapse of neighboring buildings and market disruptions as a consequence thereof (and any damage that may have been caused to fiberoptic networks of the Company and its Restricted Subsidiaries in that area) will not result in a Material Adverse Effect;

                  5.23 OTHER. Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as Bechtel may reasonably request.

                                   ARTICLE VI

                                OTHER AGREEMENTS

                  6.1 MODIFICATION OF OTHER RESTRUCTURING AGREEMENTS. For a period of six (6) months after the date hereof, prior to the Company or any of its Subsidiaries entering into an amendment, modification or supplement to any of the agreements, arrangements or understandings executed in connection with the Restructuring that after giving effect to such amendment, supplement or modification, in the aggregate, are less favorable than the rights provided to Bechtel under the Transaction Documents, the Company shall notify Bechtel of its intention to enter into such an amendment, modification or supplement and Bechtel shall determine, in its sole discretion, whether it wishes to amend, modify or supplement the Transaction Documents to incorporate the proposed amendment, modification or supplement.

                  6.2 TERMINATION AND RELEASE.

                  (a) The Company, MFNS and Bechtel acknowledge and agree that, upon the occurrence of the Closing, the Master Services Agreement shall be deemed terminated, and the parties thereto shall have no further obligations thereunder, except as specifically set forth herein. However, notwithstanding the foregoing and Section 15.19 of the Master Services Agreement, the following sections or articles of the Master Services Agreement shall survive the termination of such agreement and shall remain in full force and effect:

                  i)      Article II
                  ii)     Sections 6.1, 6.2 and 6.4
                  iii)    Article VIII;
                  iv)     Article XI;
                  v)      Article XIII; and
                  vi)     Sections 15.3 and 15.4.

                  (b) Notwithstanding the termination of the Master Services Agreement in accordance with SECTION 6.2(a) hereof, the Company shall ensure that the completed operations coverages contained in the commercial general liability and excess liability policies provided under the Owner Controlled Insurance Program ("OCIP") remain in full force and effect for a period of not less than five (5) years following completion of the Work (as such term is defined in the Master Services Agreement). Further, all such OCIP policies written on a claims-made basis shall contain an extended reporting period provision of not less than one (1) year from the expiration of the policy. Still further, the so-called "SubGuard" insurance policy provided by the Company shall remain in place at least until the expiration of all warranty obligations of Bechtel and all subcontractors of every tier under Article VIII of the Master Services Agreement.

                  (c) Except as set forth in this SECTIONS 6.2 and 6.3 and
ARTICLE VII, the transactions contemplated by this Agreement and the other Transaction Documents shall be the final settlement, discharge and satisfaction of all amounts due and owing by the Company, MFNS and each of their respective directors, officers, Affiliates, Subsidiaries, agents, employees and/or designees and any of their respective predecessors, successors or assigns (the "COMPANY PARTIES") prior to the date hereof to Bechtel and its directors, officers, Affiliates, Subsidiaries agents, employees and/or designees and any of their respective predecessors, successors or assigns (the "BECHTEL PARTIES") under the Master Services Agreement or any other contract, agreement or understanding relating thereto (except for this Agreement or any Transaction Document). The Bechtel Parties hereby fully and unconditionally release, discharge and forgive each of the Company Parties from any and all past, present or future claims, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, damages, judgments, losses, obligations, liabilities, recoveries, demands, deficiencies, costs, expenses or amounts ("CLAIMS") that the Bechtel Parties ever had, now have or hereafter can, shall or may have or could or may assert against the Company Parties, whether arising under contract, in law or in equity, in connection with the Master Services Agreement (except for Claims arising out of the obligations contained in, and transactions contemplated by, this Agreement or any Transaction Document and except for Claims that survive termination of the Master Services Agreement in accordance with SECTION 6.2(a) hereof). The Company Parties hereby fully and unconditionally release, discharge and forgive each of the Bechtel Parties from any and all Claims that the Company Parties ever had, now has or hereafter can, shall or may have or could or may assert against the Bechtel Parties, whether arising under contract, in law or in equity, in connection with the Master Services Agreement (except for Claims arising out of the obligations contained in, and transactions contemplated by, the Letter Agreement and except for Claims that survive termination of the Master Services Agreement in accordance with
SECTION 6.2(a) hereof).

                  6.3 LIQUIDATED DAMAGES AMOUNT. Notwithstanding the termination of the Master Services Agreement in accordance with SECTION 6.2(a) hereof, the Company and Bechtel hereby agree that the amount that would currently be due and owing to Bechtel under Section 5.8 of the Master Services Agreement is US$16.8 million (the "LIQUIDATED DAMAGES AMOUNT"), that such amount shall remain due and owing in accordance with the terms of that agreement and that, unless further work is granted to Bechtel pursuant to and in accordance with an agreement entered into by the parties (which agreement, if any, shall be negotiated in good faith), so as to reduce the Liquidated Damages Amount in accordance with the procedures to be set forth in any such agreement, the Liquidated Damages Amount shall be paid to Bechtel in accordance therewith on the first date such payment would be required to be made under the Master Services Agreement.

                  6.4 WRITTEN CONSENT. (a) As promptly as practicable after the date hereof, the Company shall (i)(x) duly call a special meeting of the holders of the Company's Common Stock and Class B Common Stock (the "COMPANY STOCKHOLDERS' MEETING") to be held to consider approval of the issuance of the shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant, and (y) prepare and file with the SEC a proxy statement (the "PROXY STATEMENT") relating to the Company Stockholders' Meeting and the approval of the shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant, or (ii) prepare and file with the SEC an Information Statement meeting the requirements of Schedule 14C under the Exchange Act (the "INFORMATION STATEMENT") regarding, and containing the requisite information describing, the Written Consent and the approval, among other things, of the shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant and containing all other applicable information required under Regulation 14C and Schedule 14C under the Exchange Act; IT BEING UNDERSTOOD AND AGREED, that, so long as it is permissible under the rules and regulations of NASDAQ to obtain the approval of the shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant by written consent and not at a Company Stockholders' Meeting, the

Company shall be obligated to comply with the provisions of clause (ii) hereof and the other provisions in this SECTION 6.4 relating to the Information Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement or the Information Statement, as the case may be, to become cleared as promptly as practicable by the SEC. The Company shall use its best efforts to file the Proxy Statement or the Information Statement, as the case may be, no later than October 5, 2001, and, to the extent applicable, to hold the Company Stockholders' Meeting, or to cause the corporate action to be taken under the Written Consent to be effective by, no later than November 15, 2001. As promptly as practicable (but, in any event, within two (2) Business Days) after the Proxy Statement or the Information Statement, as the case may be, is (or is deemed) cleared by the SEC, the Company shall cause the Proxy Statement or the Information Statement, as the case may be, to be mailed to the stockholders of the Company. The Company shall cause the Proxy Statement or the Information Statement, as the case may be, to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including the applicable provisions of Sections 14(a), 14(c) and 14(d) thereof and the respective regulations promulgated thereunder, and (ii) applicable rules and regulations of The Nasdaq Stock Market ("NASDAQ"). In connection with the preparation, filing and delivery of the Proxy Statement or the Information Statement, as the case may be, the Company shall comply in all material respects with the applicable requirements of the Exchange Act, including the applicable provisions of Sections 14(a), 14(c) and 14(d) thereof and Regulations 14A, 14C and 14D thereunder.

                  (b) To the extent applicable, the Company will, through its Board of Directors, unanimously recommend, and the Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors, to the stockholders of the Company that they vote, as required by NASDAQ, in favor of the issuance of the shares of Class A Common Stock issuable upon conversion of the Note and upon exercise of the Warrant.

                  (c) To the extent applicable, the Company shall call and hold the Company Stockholders' Meeting as promptly as practicable after the mailing date of the Proxy Statement for the purpose of voting upon the issuance of the shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant. To the extent applicable, the Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the issuance of the shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant.

                  (d) The Company shall take all other actions necessary to secure the Requisite Company Vote.

                  (e) Within two (2) Business Days of obtaining the Requisite Company Vote, the Company shall provide written notice thereof to Bechtel.

                                  ARTICLE VII

                                 INDEMNIFICATION

                  7.1 INDEMNIFICATION. Each of the Company and MFNS shall, jointly and severally, indemnify and hold harmless Bechtel and its directors, officers, employees, shareholders, Affiliates, Subsidiaries and agents (each, an "INDEMNIFIED PERSON") on demand from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from, or in any way relate to, this Agreement or any other Transaction Document, or in connection with the other transactions contemplated hereby or thereby, and to reimburse each indemnified person, upon its demand, for any legal or other expenses incurred in connection with investigating, defending or participating in the defense of any such loss, claim, damage, liability, action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such indemnified person. No indemnified person shall be responsible or liable to either the Company, MFNS or any other Person for any damages which may be alleged as a result of or relating to this Agreement or any other Transaction Document (other than in connection with a breach of this Agreement or such other Transaction Document), or in connection with the other transactions contemplated hereby or thereby.

                  7.2 CONTRIBUTION. If the indemnification provided for in
SECTION 7.1 is unavailable to an indemnified person in respect of any losses referred to therein, then in lieu of indemnifying such indemnified person, the Company and MFNS shall each contribute to the amount paid or payable by such indemnified person as a result of such losses in such proportion as is appropriate to reflect the relative fault of the Company and/or MFNS and the indemnified person in connection with the actions which resulted in such losses, as well as any other relevant equitable considerations. The relative faults of the Company, MFNS and the indemnified person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Company, MFNS or the indemnified person, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses referred to above shall be deemed to include, subject to the limitations set forth in SECTIONS 7.1, any legal or other fees, disbursements or charges reasonably incurred by such party in connection with any investigation or proceeding.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

                  8.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                  (a) at any time on or prior to the Closing Date, by mutual written consent of the Company, MFNS and Bechtel.

                  (b) at the election of Bechtel, by written notice to the other parties hereto after 5:00 p.m., New York time, on or after October 1, 2001, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company, MFNS and Bechtel; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 8.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement or any other Transaction Document has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any governmental authority.

                  (c) with respect to Bechtel, at its election, at any time if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement or the other Transaction Documents, which breach has not been cured within fifteen Business Days after notice to the Company of such breach.

                  (d) with respect to the Company or MFNS, at its election, at any time if there has been a material breach of any representation, warranty, covenant or agreement on the part of Bechtel contained in this Agreement, which breach has not been cured within fifteen Business Days after notice to Bechtel of such breach.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in SECTION 8.2.

                  8.2 SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of ARTICLE I and this SECTION 8.2; PROVIDED, HOWEVER, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to SECTION 8.1(a) or SECTION 8.1(b) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to SECTION 8.1(c) or 8.1(d); and PROVIDED FURTHER that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in SECTION 3.1, 3.2, 3.10, 3.11, 3.12, 3.25, 3.29, 3.35 and 3.36 shall survive until the expiration of all applicable statutes of limitation (including extensions thereof) and all of the other representations and warranties made herein shall survive the execution and delivery of this Agreement until the payment in full of all obligations of MFNS and the Company under the Note and this Agreement. All covenants and agreements contained in this Agreement (which terms do not include representations and warranties) shall, except as provided in such covenant or agreement, survive the Closing and shall remain operative and in full force and effect.

                  9.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with a copy also sent by registered or certified first-class mail), overnight courier service or personal delivery:

                           (a)      if to the Company or MFNS:

                                    Metromedia Fiber Network, Inc.
                                    360 Hamilton Avenue
                                    White Plains, New York  10601
                                    Attention:  Robert J. Sokota, Esq.
                                    Facsimile:  (914) 421-6793

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:  Douglas A. Cifu, Esq.
                                    Facsimile:  (212) 757-3990

                           (b)      if to Bechtel:

                                    c/o Bechtel Enterprises Holdings, Inc.
                                    50 California Street, Suite 2200
                                    P.O. Box 193965
                                    San Francisco, California  94119-3965
                                    Attention:  Michael C. Bailey
                                    Facsimile:  (415) 951-0850
                                    with a copy to:

                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York  10023
                                    Attention:  Douglas P. Bartner, Esq.
                                    Facsimile:  (212) 848-7179

                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; in five Business Days, if sent by first-class mail; when receipt is electronically confirmed, if sent by facsimile; and in one Business Day, if delivered by overnight courier service.

                  9.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, Bechtel may assign any of its rights under this Agreement or the other Transaction Documents to any of its Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of Bechtel. Except as provided in ARTICLE VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  9.4 AMENDMENT AND WAIVER. (a) No failure or delay on the part of the Company, MFNS or Bechtel in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, MFNS or Bechtel at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, MFNS or Bechtel from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company, MFNS and Bechtel and (ii) only in the specific instance and for the specific purpose for which made or given.

                  9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  9.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  9.7 GOVERNING LAW. This Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Bechtel, the Company and MFNS each agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or New York State courts located in the County of New York, State of New York. Service of process on Bechtel, the Company or MFNS in any action arising out of or relating to any of the Transaction Documents shall be effective if mailed to such party at the address listed in SECTION 9.2 hereof.

                  9.8 WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE TRANSACTION DOCUMENTS.

                  9.9 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  9.10 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to articles, sections or subsections refer to articles, sections or subsections of this Agreement.

                  9.11 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto (and those schedules to the Citicorp Facility referenced herein), and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  9.12 FURTHER ASSURANCES. Each of the parties hereto shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  9.13 PUBLICITY. Neither Bechtel nor the Company (or any of its Subsidiaries) shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law, subject, in any such case, to advance consultation with Bechtel.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.



                                   METROMEDIA FIBER NETWORK, INC.


                                   By: /s/ Nick Tanzi
                                      ---------------------------------------
                                      Name:  Nick Tanzi
                                      Title: President & CEO


                                   METROMEDIA FIBER NETWORK SERVICES, INC.


                                   By: /s/ Nick Tanzi
                                      ----------------------------------------
                                      Name:  Nick Tanzi
                                      Title: President & CEO


                                   BECHTEL CORPORATION


                                   By: /s/ George E. Conniff
                                      ----------------------------------------
                                          Name:  George E. Conniff
                                          Title: President, Telecommunications
                                                 and Industrial